UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2011

POWERSECURE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 556-3056

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

From time to time, Sidney Hinton, President and Chief Executive Officer of the Company, and Christopher T. Hutter, the Executive Vice President and Chief Financial Officer of the Company, will be giving a slide presentation from time to time on and after the date this Report is filed to other investors, investment analysts and other members of the financial and investment community. The slide presentation, which is filed herewith as Exhibit 99.1 and incorporated herein by this reference, includes information about the Company’s business operations, financial results, strategic initiatives and prospects for the future.

The slide presentation filed herewith as Exhibit 99.1 contains forward-looking statements made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in subsequent reports, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, that the Company files or furnishes with the Securities and Exchange Commission.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Investment Slide Presentation of PowerSecure International, Inc., dated August 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

By: /s/ Christopher T. Hutter
Christopher T. Hutter
Executive Vice President and Chief Financial Officer

Dated: August 10, 2011

3